EXHIBIT 3.4

SECOND AMENDED AND RESTATED

BYLAWS

OF

CSI COMPRESSCO GP INC.

A Delaware Corporation

Date of Adoption:

December 1, 2014

CSI COMPRESSCO GP INC.
SECOND AMENDED AND RESTATED BYLAWS

Table of Contents
ARTICLE I
OFFICES

Section 1.01	Registered Office	1
Section 1.02	Other Offices	1
ARTICLE II
STOCKHOLDERS
ARTICLE III
BOARD OF DIRECTORS
ARTICLE IV
COMMITTEES

Section 4.01	Designation; Powers	8
Section 4.02	Procedure; Meetings; Quorum	8
Section 4.03	Substitution and Removal of Members; Vacancies	8

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ARTICLE V
OFFICERS
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
ARTICLE VII
CAPITAL STOCK

Section 7.01	Certificates of Stock	13
Section 7.02	Transfer of Shares	13
Section 7.03	Ownership of Shares	13
Section 7.04	Regulations Regarding Certificates	13
Section 7.05	Lost or Destroyed Certificates	14
ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01	Fiscal Year	14
Section 8.02	Notice and Waiver of Notice	14
Section 8.03	Resignations	14
Section 8.04	Resignations	15
Section 8.05	Reliance upon Books, Reports and Records	15
Section 8.06	Interested Directors and Officers	15
ARTICLE IX
AMENDMENTS

Section 9.01	Amendments	16

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SECOND AMENDED AND RESTATED BYLAWS
OF
CSI COMPRESSCO GP INC.
ARTICLE I
OFFICES

Section 1.01    Registered Office.  The registered office of CSI Compressco GP Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.02    Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.01    Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and specified or fixed in the notice of meeting or waivers of notice thereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2.02    Quorum; Adjournment of Meetings.

(a)Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote there-at, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record enti-tled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.03    Annual Meetings.  An annual meeting of the stockholders, for the election of directors of the Corporation to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

Section 2.04    Special Meetings.  Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the President or by a majority of the Board of Directors, or by a majority of the executive committee (if any).

Section 2.05    Record Date.

(a)For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 days nor less than l0 days before the date of such meeting, nor more than 60 days prior to any other action.

(b)If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VIII, Section 3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.06    Notice of Meetings.  Written notice of the place, date and hour of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice may be delivered personally by mail or by electronic transmission in the manner provided in Section 222 of the Delaware General Corporation Law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.07    Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stock-holder who is present.

Section 2.08    Proxies.

(a)Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing, or by electronic transmission in the manner provided in Section 212 of the Delaware General Corporation Law, filed with the Secretary. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

(b)No proxy shall be valid after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

(c)Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 2.09    Voting; Elections; Inspectors.

(a)Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote that is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

(b)All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a vote by written ballot shall be taken. Each written ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

(c)At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

(d)Unless otherwise provided in the Certificate of Incor-poration, cumulative voting for the election of directors shall be prohibited.

Section 2.10    Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board of Directors, President, Vice Presidents (in the order of their seniority if more than one) and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.11    Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 2.12    Action Without Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall, to the extent required by applicable law, be given by the Secretary to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.13    Meetings by Remote Communication.  If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Board of Directors shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Board of Directors shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Secretary.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01    Power; Number; Term of Office.

(a)The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

(b)The number of directors that shall constitute the whole Board of Directors, shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number of directors named in the Certificate of Incorporation. If the Certificate of Incorporation makes no such determination, the number of direc-

tors shall be at least one director. Each director shall hold office for the term lasting until the next annual meeting of stockholders following their election and until their successors are elected, or until his earlier death, resignation or removal, and the election of directors shall be by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of the directors at each meeting to the stockholders at which a quorum is present.

(c)Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware.

Section 3.02    Quorum.  Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.03    Place of Meetings; Order of Business.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman. At all meetings of the Board of Directors, the Chairman of the Board shall preside, and in his absence, the Presi-dent, or in the President’s absence, a person chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as secretary of the meeting of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 3.04    First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation.

Section 3.05    Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.06    Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or, on the written request of any two directors, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable, facsimile, telephonic or e-mail notice to each director. Such notice, or any waiver thereof pursuant to Section 8.02 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws.

Section 3.07    Removal.  Subject to the rights of the holders of any class or series of stock of the Corporation having preference over the common stock of the Corporation as to dividends or upon liquidation to elect additional directors under specified circumstances, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 3.08    Vacancies; Increases in the Number of Directors.

(a)Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

(b)If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

Section 3.09    Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.10    Action Without a Meeting; Telephone Conference Meeting.

(a)Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

(b)Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV
COMMITTEES

Section 4.01    Designation; Powers.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if the board shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corpora-tion as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing these Bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers that may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.02    Procedure; Meetings; Quorum.  Any commit-tee designated pursuant to Section 4.01 of this Article shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such commit-tee or resolution of the Board of Directors. At every meet-ing of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affir-mative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03    Substitution and Removal of Members; Vacancies.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE V
OFFICERS

Section 5.01    Number, Titles and Term of Office.  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise.

Section 5.02    Salaries.  The salaries or other compensation of the officers and agents of the Corporation elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors.

Section 5.03    Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04    Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.05    Powers and Duties of the President.  Unless the Board of Directors otherwise determines, the President shall be responsible for managing the day-to-day operations of the Corporation and shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board, preside at all meetings of the stock-holders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.06    Powers and Duties of the Vice Presidents.  In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.07    Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the President and the Board of Directors.

Section 5.08    Powers and Duties of the Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.09    Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President or any Vice President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

Section 6.01    Right to Indemnification.  (A) Each person who was or is made a party or witness or is threatened to be made a party or witness to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation, in any capacity, in another corporation or in any partnership, joint venture, trust or other enterprise in which the Corporation has a partnership or other interest, or other entity that has an interest in the Corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and (B) the Corporation shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or witness or is threatened to be made a party or witness to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring that give rise to such proceeding; provided, however, that except as provided in Section 6.03, the Corporation shall indemnify any such person seeking indemnification pursuant to this Section 6.01 in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred herein shall be a contract right based upon an offer from the Corporation, shall be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a current, former or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 6.02    Indemnification of Employees and Agents.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 6.03    Right of Claimant to Bring Suit.  If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within 30 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.04    Nonexclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.05    Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.06    Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each current, former or proposed director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.07    Definitions.  For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII
CAPITAL STOCK

Section 7.01    Certificates of Stock.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the President or a Vice President and by the Secretary, any assistant secretary, the Treasurer or any assistant treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 7.02    Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.03    Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.04    Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.05    Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01    Fiscal Year.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 8.02    Notice and Waiver of Notice.

(a)Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by electronic transmission or (ii) by deposit of the same in a post office box in a sealed prepaid envelope addressed to the person entitled thereto at his post office address, as it appears on the records of the Corpora-tion, and such notice shall be deemed to have been given on the day of such electronic transmission or mailing, as the case may be.

(b)Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, direc-tors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

(c)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under these Bylaws shall be effective if given in the manner permitted by Section 232 of the Delaware General Corporation Law.

(d)For purposes of these Bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.03    Resignations.  Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time of its receipt by the President or Secretary or at such later time as is therein specified. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.04    Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used as authorized by the Board of Directors.

Section 8.05    Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 8.06    Interested Directors and Officers.

(a)No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(1) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.
(b)Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE IX
AMENDMENTS

Section 9.01    Amendments.  If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such bylaws as adopted or amended by the Board of Directors.